Exhibit 99.1


 Flexsteel Announces Fourth Quarter and Fiscal 2007 Operating Results


    DUBUQUE, Iowa--(BUSINESS WIRE)--Aug. 22, 2007--Flexsteel
Industries, Inc. (NASDAQ:FLXS) today reported sales and earnings for its fourth quarter and fiscal year ended June 30, 2007.

    Net sales for the fourth quarter ended June 30, 2007 were $114.3 million compared to the prior year quarter of $112.3 million, an increase of 2%. Residential net sales were $71.5 million, compared to $70.4 million, an increase of 2% from the prior year quarter. Commercial net sales were $25.1 million for the quarter ended June 30, 2007, compared to $23.3 million in the prior year quarter, an increase of 8%. Recreational vehicle net sales were $17.7 million for the quarter ended June 30, 2007, compared to $18.7 million, a decrease of 5% from the prior year quarter.

    Net sales for the fiscal year ended June 30, 2007 were $425.4 million compared to $426.4 million in the prior fiscal year. Residential net sales were $259.7 million, a decrease of 3% from the fiscal year ended June 30, 2006. Commercial net sales were $99.5 million for the fiscal year ended June 30, 2007, an increase of 15% from the fiscal year ended June 30, 2006. Recreational vehicle net sales were $66.2 million for the fiscal year ended June 30, 2007, a decrease of 8% from the fiscal year ended June 30, 2006.

    Net income for the quarter ended June 30, 2007 was $5.8 million or $0.89 per share. Financial results for the quarter were favorably impacted by two significant non-recurring events. The Company sold a commercial property, which resulted in a pre-tax gain of approximately $4.0 million, or $0.37 per share after tax. This gain is reported as "Gain on sale of capital assets." The Company also realized a non-taxable gain on life insurance of $0.5 million, or $0.08 per share. This gain is included in "Interest and other income." Excluding these items, net income for the quarter ended June 30, 2007 was $2.8 million, or $0.44 per share compared to $1.5 million, or $0.23 per share for the prior year quarter.

    Net income for the fiscal year ended June 30, 2007 was $9.3 million or $1.42 per share. Results for the fiscal year include the two non-recurring items listed above and the gain on the sale of vacant land that was reported in a prior quarter, which resulted in a pre-tax gain of approximately $0.4 million, or $0.04 per share after tax. This gain is also reported as "Gain on sale of capital assets" on the attached income statement. Excluding these three items net income for the year ended June 30, 2007 was $6.1 million, or $0.93 per share, compared to $4.7 million, or $0.72 per share for the prior fiscal year, an increase of $1.4 million or 28%.

    The information regarding non-recurring items is non-GAAP disclosure. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. We believe this information is relevant to our investors due to the significance of these items on net income and earnings per share and have included a table in the financial statements demonstrating the impact on earnings.

    Gross margin for the quarter ended June 30, 2007 was 19.7% compared to 18.8% in the prior year quarter. This improvement is primarily due to the impact of changes in product mix and higher absorption of fixed manufacturing costs. Gross margin was 19.1% for the fiscal years ended June 30, 2007 and 2006.

    Selling, general and administrative expenses were 15.8% and 16.4% of net sales for the quarters ended June 30, 2007 and 2006, respectively. For the fiscal years ended June 30, 2007 and 2006, selling, general and administrative expenses were 16.7% and 17.1%, respectively. This decrease in selling, general and administrative expenses for the current quarter and on a year-to-date basis in comparison to the prior year periods is due primarily to lower marketing and sales support expenses and lower bad debt expenses.

    All earnings per share amounts are on a diluted basis.

    Working capital (current assets less current liabilities) at June 30, 2007 was $99.3 million. Net cash provided by operating activities was $10.3 million for the fiscal year ended June 30, 2007 compared to net cash used in operating activities of $7.3 million in fiscal year 2006. The fluctuations in net cash provided by operating activities were primarily the result of changes in net income, changes in inventory and accounts payable related to sourcing of finished product and changes in accounts receivable due to sales volume and collection patterns.

    Capital expenditures were $10.8 million during the fiscal year 2007, including approximately $6.0 million for the purchase of a west coast warehouse and approximately $1.5 million for a warehouse addition in Indiana to support the growth of foreign-sourced furniture products. The remainder of expenditures was primarily for delivery and manufacturing equipment. Depreciation and amortization expense was $5.3 million and $5.5 million for the fiscal years ended June 30, 2007 and 2006, respectively. The Company expects that capital expenditures will be approximately $3.0 million in fiscal year 2008.

    Outlook

    Consistent with industry-wide trends, orders for residential and vehicle markets continued soft throughout the Company's fourth fiscal quarter period. The Company expects this softness to continue through the first half of fiscal year 2008. Orders for products into commercial applications slowed in the fourth quarter of the 2007 fiscal year and we expect this moderation to continue into fiscal year 2008.

    The Company continues to explore cost control opportunities in all facets of its business. The Company believes it has the necessary inventories and product offerings in place to take advantage of opportunities for expansion of market share in certain markets, such as commercial office and hospitality. The Company anticipates continuing its strategy of providing furniture from a wide selection of domestically manufactured and imported products.

    Analysts Conference Call

    We will host a conference call for analysts on Thursday, August 23, 2007, at 10:30 a.m. Central Time. To access the call, please dial 1-888-275-4480 and provide the operator with ID# 1581003. A replay will be available for two weeks beginning approximately two hours after the conclusion of the call by dialing 1-800-642-1687 and entering ID# 1581003.

    Forward-Looking Statements

    Statements, including those in this release, which are not historical or current facts, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause our results to differ materially from those anticipated by some of the statements made in this press release. Investors are cautioned that all forward-looking statements involve risk and uncertainty. Some of the factors that could affect results are the cyclical nature of the furniture industry, the effectiveness of new product introductions and distribution channels, the product mix of sales, pricing pressures, the cost of raw materials and fuel, foreign currency valuations, actions by governments including taxes and tariffs, the amount of sales generated and the profit margins thereon, competition (both foreign and domestic), changes in interest rates, credit exposure with customers and general economic conditions. Any forward-looking statement speaks only as of the date of this press release. We specifically decline to undertake any obligation to publicly revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

    About Flexsteel

    Flexsteel Industries, Inc. is headquartered in Dubuque, Iowa, and was incorporated in 1929. Flexsteel is a designer, manufacturer, importer and marketer of quality upholstered and wood furniture for residential, recreational vehicle, office, hospitality and healthcare markets. All products are distributed nationally.

    For more information, visit our web site at http://www.flexsteel.com.



FLEXSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                               June 30,     June 30,
                                                 2007         2006
                                              -----------  -----------

ASSETS

CURRENT ASSETS:
     Cash and cash equivalents.............. $    900,326 $  1,985,768
     Investments............................      976,180      817,618
     Trade receivables, net.................   56,273,874   51,179,791
     Inventories............................   78,756,985   84,769,972
     Other..................................    5,609,045    6,634,121
                                              -----------  -----------
Total current assets........................  142,516,410  145,387,270

NONCURRENT ASSETS:
     Property, plant, and equipment, net....   28,168,244   24,158,041
     Other assets...........................   13,479,528   13,780,393
                                              -----------  -----------

TOTAL....................................... $184,164,182 $183,325,704
                                              ===========  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable - trade.................. $ 13,607,485 $ 15,768,435
  Notes payable and current maturities of
   long-term debt...........................    7,030,059    9,466,643
  Accrued liabilities.......................   22,540,063   23,164,927
                                              -----------  -----------
Total current liabilities...................   43,177,607   48,400,005

LONG-TERM LIABILITIES:
  Long-term debt............................   21,336,352   21,846,386
  Other long-term liabilities...............    5,535,113    5,576,988
                                              -----------  -----------
Total liabilities...........................   70,049,072   75,823,379

SHAREHOLDERS' EQUITY........................  114,115,110  107,502,325
                                              -----------  -----------

TOTAL....................................... $184,164,182 $183,325,704
                                              ===========  ===========




FLEXSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                   Three Months Ended           Fiscal Year Ended
                        June 30,                    June 30,
               --------------------------- ---------------------------
                   2007          2006          2007          2006
               ------------- ------------- ------------- -------------
NET SALES..... $114,289,285  $112,325,883  $425,399,951  $426,407,585
COST OF GOODS
 SOLD.........  (91,723,335)  (91,198,852) (344,176,763) (345,068,305)
               ------------- ------------- ------------- -------------
GROSS MARGIN..   22,565,950    21,127,031    81,223,188    81,339,280
SELLING,
 GENERAL AND
 ADMINI-
 STRATIVE.....  (18,009,657)  (18,457,644)  (70,895,260)  (72,778,577)
GAIN ON SALE
 OF CAPITAL
 ASSETS.......    3,978,027           ---     4,370,712           ---
               ------------- ------------- ------------- -------------
OPERATING
 INCOME.......    8,534,320     2,669,387    14,698,640     8,560,703
               ------------- ------------- ------------- -------------
 OTHER INCOME
  (EXPENSE):
  Interest and
   other
   income.....      817,494       220,728     1,276,857       774,783
  Interest
   expense....     (381,212)     (438,370)   (1,491,510)   (1,557,303)
               ------------- ------------- ------------- -------------
    Total.....      436,282      (217,642)     (214,653)     (782,520)
               ------------- ------------- ------------- -------------
INCOME BEFORE
 INCOME TAXES.    8,970,602     2,451,745    14,483,987     7,778,183
PROVISION FOR
 INCOME TAXES.   (3,130,000)     (970,000)   (5,150,000)   (3,060,000)
               ------------- ------------- ------------- -------------
NET INCOME....   $5,840,602    $1,481,745    $9,333,987    $4,718,183
               ============= ============= ============= =============
AVERAGE NUMBER
 OF COMMON
 SHARES
 OUTSTANDING:
   Basic......    6,570,467     6,563,750     6,567,522     6,558,440
               ============= ============= ============= =============
   Diluted....    6,593,813     6,579,647     6,582,558     6,577,278
               ============= ============= ============= =============
EARNINGS PER
 SHARE OF
 COMMON STOCK:
   Basic......        $0.89         $0.23         $1.42         $0.72
               ============= ============= ============= =============
   Diluted....        $0.89         $0.23         $1.42         $0.72
               ============= ============= ============= =============


NON-GAAP DISCLOSURE (UNAUDITED)

                   Three Months Ended           Fiscal Year Ended
                      June 30, 2007               June 30, 2007
               --------------------------- ---------------------------
               $ in millions  $ per share  $ in millions  $ per share
               ------------- ------------- ------------- -------------
GAAP net
 income.......         $5.8         $0.89          $9.3         $1.42
 Adjustments
  to reconcile
  net income:
  Gain on sale
   of capital
   assets, net
   of tax G...         (2.5)        (0.37)         (2.7)        (0.41)
  Non-taxable
   gain on
   life
   insurance..         (0.5)        (0.08)         (0.5)        (0.08)
               ------------- ------------- ------------- -------------
NON-GAAP Net
 Income.......         $2.8         $0.44          $6.1         $0.93
               ============= ============= ============= =============




FLEXSTEEL INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                               Fiscal Year Ended
                                                   June 30,
                                         -----------------------------
                                             2007            2006
                                         -------------  --------------

OPERATING ACTIVITIES:
Net income............................. $   9,333,987  $    4,718,183
Adjustments to reconcile net income to
 net cash provided by (used in)
 operating activities:
    Depreciation and amortization......     5,270,651       5,485,884
    Gain on disposition of capital
     assets............................    (4,407,682)        (55,504)
    Stock-based compensation expense...       274,000         427,000
    Changes in operating assets and
     liabilities.......................      (179,841)    (17,830,432)
                                         -------------  --------------
Net cash provided by (used in)
 operating activities..................    10,291,115      (7,254,869)
                                         -------------  --------------

INVESTING ACTIVITIES:
    Net purchases and sales of
     investments.......................      (298,124)        655,252
    Proceeds from sale of capital
     assets............................     6,039,946          89,786
    Capital expenditures...............   (10,839,479)       (850,444)
                                         -------------  --------------
Net cash used in investing activities..    (5,097,657)       (105,406)
                                         -------------  --------------

FINANCING ACTIVITIES:
    Net (repayments of) proceeds from
     borrowings........................    (2,946,618)     10,952,559
    Dividends paid.....................    (3,414,369)     (3,408,994)
    Proceeds from issuance of common
     stock.............................        82,087          95,894
                                         -------------  --------------
Net cash (used in) provided by
 financing activities..................    (6,278,900)      7,639,459
                                         -------------  --------------

(Decrease) increase in cash and cash
 equivalents...........................    (1,085,442)        279,184
Cash and cash equivalents at beginning
 of period.............................     1,985,768       1,706,584
                                         -------------  --------------
Cash and cash equivalents at end of
 period................................ $     900,326  $    1,985,768
                                         =============  ==============



    CONTACT: Flexsteel Industries, Inc., Dubuque
             Timothy E. Hall, Chief Financial Officer, 563-585-8392